UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

VRINGO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 15th Floor, New York, NY 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (212) 309-7549

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On June 19, 2014, the Company entered privately into letter agreements with certain of its warrant holders, pursuant to which such warrant holders exercised for cash certain of their outstanding Series 1 Warrants and Series 2 Warrants to purchase an aggregate of 5,697,227 shares of the Company’s shares of common stock, par value $0.01 per share (the “Common Stock”), at an exercise price of $1.76 per share, for a total net proceeds to the Company of $10,027,208. The Company issued to such warrant holders warrants to purchase an aggregate of 5,412,366 of the Company’s shares of Common Stock, at an exercise price of $5.06 per share and with an expiration date of June 21, 2015. The newly issued warrants include customary terms and do not contain cashless exercise or anti-dilution features. The Company is under no obligation to register the shares of common stock underlying them.

The warrants and the shares issuable upon exercise of the warrants have not been registered under the Securities Act of 1933, as amended, or state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VRINGO, INC.

Date: June 20, 2014	By:	/s/ Andrew D. Perlman
		Name:	Andrew D. Perlman
		Title:	Chief Executive Officer